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                                                                 EXHIBIT 10.5A

			  FOURTH AMENDMENT TO LEASE
		                  (801 LEASE)


     	This Fourth Amendment to Lease (this "Agreement") is entered into this 28 day of March, 1994, by and between Korry Electronics Co., a Delaware corporation ("Korry"), Esterline Technologies, Inc., a Delaware corporation ("Esterline"), and Michael Maloney ("Maloney"), a single man, acting individually and as managing partner for the Bancroft & Maloney general partnership.

	                           RECITALS

	a. Maloney's predecessor, 801 Dexter Associates, and Korry's predecessor, Criton Technologies ("CT"), a Delaware general partnership, entered into an industrial lease agreement (the "Original Lease") dated July 17, 1974, under the terms of which CT, as tenant, leased certain property (the "Premises") located at 801 Dexter Avenue North, Seattle, Washington. The lease has been amended by three amendments, dated respectively May 10, 1985 (the "First Amendment"), June 20, 1986
(the "Second Amendment"), and September 1, 1987 (the "Third Amendment"). The Original Lease, as amended by these three amendments, is hereinafter designated as the "Amended Lease."

	b. Maloney succeeded to the landlord's interest under the Lease pursuant to an assignment dated August 30, 1988. Korry succeeded to the lessee's interest under the Lease pursuant to an assignment dated September 27, 1989, which assignment has been and is hereby recognized and consented to by Maloney as being effective as of September 27, 1989.

	c. The parties wish to amend the Amended Lease under the terms and conditions set forth below.

	                   TERMS AND CONDITIONS

	1.  Esterline's Agreement to be Bound by Amended Lease.
            ---------------------------------------------------
Esterline agrees to be bound as tenant by all terms and covenants of the Amended Lease, including this Agreement and any and all subsequent amendments or modifications to the Amended Lease which Korry and Esterline sign hereafter.

	2.  Landlord's Maintenance Obligations.  Paragraph 2 of the Third
            -----------------------------------
Amendment is hereby deleted and replaced with the following, to be effective as of the date of this Agreement:

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	The Landlord's maintenance and replacement obligations under the
	Lease shall hereafter be limited to the costs of the maintenance of the utilities located outside of the leased premises, the foundations, and the exterior side of the exterior walls, and heat pump/compressor replacement costs; provided, that the Tenant shall be solely responsible for paying the first $5,000 of the costs incurred in the aggregate in connection with these items during any Lease year
	(as that term is defined below), and Tenant and Landlord shall each pay one-half of all additional costs incurred in connection with these items in excess of $5,000 during each Lease year. As used herein, the term "Lease year" means any period commencing with August 1 of any given year during which the Lease remains in effect and continuing through July 31 of the following year or such earlier date as the Lease may terminate.

	3.  Rental Adjustments.  Paragraph 1.3 of the First Amendment is
            -------------------
hereby deleted and replaced with the following:

		a. The monthly rent for the period 8/1/93 through 7/31/95 (the "Base Period") is and shall continue to be $27,444.

		b. The monthly rent for the two-year period 8/1/95 through 7/31/97 and for each successive two-year period during the term of this lease shall be equal to the monthly rent payable during the prior two-year period, increased by a percentage equal to the percentage increase in the Index (defined below) during the prior two-year period, up to a maximum percentage increase of two and one-half percent in any one year, for a maximum of a five percent increase for each two-year period.

		c. As used herein, the term "Index" means the Consumer Price Index for all Urban Consumers - All Items, for the Seattle Metropolitan Area, as published by the U.S. Department of Labor's Bureau of Labor Statistics.

		d. In addition to the rental adjustments described above, and not in lieu thereof, a rent adjustment shall be made on August 1, 2001, which shall be an amount equal to one-half of the sum of Monthly Excess Amounts (defined below) computed at the end of each of the following two-year periods: 8/1/93 through 7/31/95, 8/1/95 through 7/31/97, 8/1/97 through 7/31/99, and 8/1/99 through 7/31/01.

		e. As used herein, the term "Monthly Excess Amount" means the difference between (a) the monthly rent increase that would have been made for the upcoming two-year period if the two and one-half percent annual limit were not in effect, and (b) the monthly rent

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	increase actually payable (i.e., with the two and one-half percent
	annual limit in effect).


		f. In addition to the rental adjustments described above, and not in lieu thereof, a rent adjustment shall be made on August 1, 2005, which shall be an amount equal to one-half of the sum of the Monthly Excess Amounts computed at the end of each of these two-year periods: 8/1/01 through 7/31/03 and 8/1/03 through 7/31/05.

		g. By way of illustration only, if the Index were to increase by four percent during the first twelve months of the Base Period and one percent during the second twelve months of the Base Period, the monthly rent for the following two-year period (8/1/95 through 7/31/97) would be $28,404.54 (i.e., the Base Period monthly rent of $27,444 plus three and one-half percent of $27,444, or $960.54, based on the two and one-half percent limit for the first twelve months and the actual one percent increase during the second twelve months). The Monthly Excess Rent at the end of the Base
	Period would be $411.66 (calculated by multiplying the Base Period monthly rent of $27,444 by one and one-half percent, or .015, which is the difference between the five percent increase in the Index during the Base Period and the three and one-half percent increase actually applied to the rent adjustment for the following period.)
	The Monthly Excess Amount for the period from 8/1/95 through 7/31/97 would be calculated based on a beginning monthly rent of $28,404.54.
	A similar calculation will be made for each successive two-year period.

		h. If the Index is discontinued, the parties shall substitute a comparable index of consumer prices.

	4.  Term of Occupancy; Last Month's Rent.  The Lease term is hereby
            -------------------------------------
extended to July 31, 2011, and Tenant shall have the sole and exclusive right to peaceful and quiet enjoyment of the Premises, and to occupy the Premises without interruption or interference for the entire remainder of the term as extended hereby. However, Tenant shall have the right to terminate the Lease at any time by giving written notice to Landlord at least two years in advance of the termination date. Tenant shall not be liable for any obligations arising under or in connection with the Lease following the date specified as the termination date. Maloney, Korry, and Esterline agree that a termination notice shall be binding and no party will apply to a Court in equity or otherwise to extend the term of the Amended Lease beyond the date specified in the termination notice. The parties recognize Maloney is not holding the last month's rent. Upon termination of the Amended Lease no rent prepaid prior to the date of this Agreement will be returned.

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	5.  Improvements to the Property.  Paragraph 7.5(a) of the Original
            -----------------------------
Lease is hereby deleted and replaced by the following:

		a. Tenant shall not make any alterations, improvements, or additions in, on, or about the Premises, except (i) non-structural alterations not exceeding $5,000 in cost and/or (ii) in the case of an emergency, to protect life or property, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. As a condition of giving such consent, Landlord may require Tenant to remove any such alterations, improvements, additions, or utility installations hereafter installed at the expiration of the Lease term or any prior termination thereof, and to restore the Premises to their condition just prior to making the requested alteration, improvement, or addition. Landlord's consent to Tenant's request for such consent shall be implied as given, and Tenant shall be entitled to make such alterations, improvements, or additions as have been described in a notice issued to Landlord, if Landlord does not object to the alter-ations, improvements, or additions within fifteen days after actual receipt of such notice from Tenant. Notice and objections under this paragraph must be made in accordance with the notice provisions of paragraph 6 of this Agreement; provided, however, that the requirement of receipt of any fifteen-day notice sent by Tenant may be met by actual receipt of the notice by either of the notice recipients for Landlord identified in paragraph 6.a. of this Agreement, rather than both.

		b. Any and all requests for alterations, improvements, or additions affecting exterior or load bearing walls or the foundation of the building located on the Premises, or which involve cutting holes through floors in the building, shall be accompanied by a writing from a licensed structural engineer, certifying that, in the opinion of the structural engineer, the structural integrity of the building would not be impaired by the proposed alterations, improvements, or additions.

	6.  Notices.  Paragraph 19 of the Original Lease is hereby deleted
            --------
and replaced by the following:

		a.  Notice Addresses.  Any notice, keys, drawings, or other
                    -----------------
	item or items that may or shall be delivered pursuant to the terms of this Lease shall be delivered to the following addresses:

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	If to Landlord, to both of the following:

				Michael Maloney
				P.O. Box 33007
				Seattle, WA  98133

				Ryan Swanson & Cleveland
				Suite 3400, 1201 Third Avenue
				Seattle, WA  98101
				Attn:  Roger J. Kindley
				       Barbara J. Duffy

	If to Tenant, to both of the following:

				Korry Electronics Co.
				901 Dexter Avenue North
				Seattle, WA  98109
				Attn:  Director of Finance

				Esterline Technologies, Inc.
				10800 N.E. 8th
				Bellevue, WA  98004
				Attn:  Chief Financial Officer

		b.  Form of Notice and Delivery.  Any and all notices shall be
                    ----------------------------
	in writing and either delivered by hand or mailed, via certified United States mail, postage prepaid, to the addresses of the respective recipient as set forth above. Delivery shall be deemed complete and effective upon receipt by the recipient or upon the third business day following mailing, whichever shall first occur.

		c.  Covenant to Accept Notice.  No party shall refuse or
                    --------------------------
	otherwise attempt to avoid delivery of any notice.

		d.  Change of Notice Address.  Any party may change its notice
                    -------------------------
	address by giving written notice of a new address in accordance with the foregoing notice provisions.

	7.  Continuation of Unmodified Terms.  Except as modified by this
            ---------------------------------
Agreement, the terms of the Amended Lease remain in full force and effect.
In the event of conflict or inconsistency between the provisions of the Amended Lease and the provisions of this Agreement, this Agreement will control.

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	8.  Binding Effect.  The terms and conditions of this Agreement shall
            ---------------
be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives, and permitted assigns.

	9.  Entire Agreement.  This Agreement contains the entire understanding
            -----------------
between and among the undersigned parties in connection with the subject matter addressed herein. It supersedes and replaces any and all prior negotiations, agreements, discussions, representations, statements and promises, whether oral or written. Each party hereby acknowledges that no promise, representa-tion or warranty whatsoever, express or implied, has been made by any other party or agent or attorney of any other party to induce it to execute this document, other than the terms expressly stated in this written Agreement.

	10.  Construction of this Agreement.
             -------------------------------
		a. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

		b. The paragraph headings used in this Agreement are inserted for convenience only and are not intended to be a part of this Agreement or to affect its construction.

		c. When used in this Agreement, terms such as "herein," "hereto," and "hereof" refer to the entire Agreement, and are not limited to any portion or portions hereof.

		d. This Agreement has been negotiated by counsel for all parties, and the language hereof, including without limitation any ambiguities, shall not be construed in favor of any one or more parties or against any one or more other parties.

		e.  Time is of the essence in this Agreement.

		f. This Agreement is exclusively for the benefit of the undersigned parties, and no intent to benefit any third person or entity shall be inferred, implied, or presumed in construing this Agreement.

	11.  Signing Authority.  Each of the individuals signing below on
             ------------------
behalf of Korry and Esterline hereby warrants that he is authorized to sign this Agreement on that party's behalf and that his signature binds that party. Maloney hereby warrants that he is authorized to sign this Agreement on behalf of the Bancroft & Maloney partnership as well as on his own behalf, and that he and the partnership are bound thereby.

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	Dated the day and year first set forth above.


KORRY ELECTRONICS CO.			MICHAEL MALONEY


by /s/ David Elkins                  by /s/ Michael Maloney
   ----------------                     -------------------
   David Elkins			        Michael Maloney, individually
   President			        and as managing partner of
					Bancroft & Maloney, a general
					partnership


ESTERLINE TECHNOLOGIES, INC.


By /s/ R. W. Stevenson
   -------------------
   R. W. Stevenson
   Chief Financial Officer